EXHIBIT 10.3
AMENDMENT TO EMPLOYMENT AGREEMENT
EFFECTIVE DATE: February 24, 2006

PARTIES:	CABG Medical, Inc. (“Company”) Manuel A. Villafaña (“Employee”)
          WHEREAS, the Company and Employee are parties to that certain Employment Agreement dated December 31, 2004 (hereinafter “Employment Agreement”);
          WHEREAS, the parties agreed to amend the Employment Agreement on February 8, 2006 (the “Amendment”); and
          WHEREAS, Company and Employee desire to nullify the Amendment in its entirety and to amend the Employment Agreement in certain respects.
          NOW, THEREFORE, Company and Employee agree that effective as of the date and year written above the following Amendment shall be made a part of the Employment Agreement:
1.	The Amendment to Employment Agreement dated February 8, 2006, is hereby nullified in its entirety.

2.	Section 3 of the Employment Agreement dated December 31, 2004, is hereby amended by adding a new third paragraph to Section 3, as follows:

It is understood by the parties hereto that in the event of a statutory dissolution or liquidation of the Company, the Employment Agreement will be terminated concurrently with the approval by the shareholders of the Company of such dissolution or liquidation, without notice to Employee; provided, however, that Employee may continue to be employed by the Company on an at-will basis during the process of completing the dissolution or liquidation. In addition, Employee’s obligations under Sections 5 and 6 of the Employment Agreement will continue in the event of such termination, but Mr. Villafaña will not be subject to the duties set forth in Section 7 of the Employment Agreement, and there will be no obligation of the Company to make the payments to Employee described in Section 7(c) thereof.

3.	This Amendment is effective as of February 24, 2006.

4.	For good and valuable consideration, you release and forever discharge the Company of and from any obligations, claims, actions and liability arising in connection with severance payments or other payments related to your

Employment Agreement in the event of a dissolution or liquidation of the Company.
          This Amendment shall be attached to and be a part of the Employment Agreement between CABG Medical, Inc. and Manuel A. Villafaña dated December 31, 2004.
          Except as set forth herein, the Employment Agreement shall remain in full force without modification.
          In consideration of the mutual covenants contained herein, the parties have executed this Amendment effective as of the date and year above written.

CABG MEDICAL, INC.

By:	/s/ John L. Babitt
John L. Babitt, Chief Operating Officer

MANUEL A. VILLAFANA

/s/ Manuel A. Villafaña